UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2007

Intelli-Check, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

246 Crossways Park West, Woodbury, NY	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-992-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2007, Intelli-Check, Inc. (“Intelli-Check”) appointed Peter J. Mundy, CPA, Intelli-Check’s Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, effective March 26, 2007.

Mr. Mundy, who is 50 years old, was the Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Sentry Technology Corporation, a publicly held company in the electronic security industry, and its predecessors, since 2001. From 1994 through 2001, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Knogo North America Inc., the North American spin-off of Knogo Corporation where he was also Vice President - Corporate Controller from 1994 and, prior to such time, Corporate Controller and Controller since 1982. Mr. Mundy commenced his career in 1978 with the accounting firm of Ernst & Whinney (a predecessor to Ernst & Young).

Mr. Mundy will be paid a salary of $145,000 a year and received an option to purchase 25,000 shares of Intelli-Check’s common stock. Options to purchase 12,500 shares of Intelli-Check’s common stock are immediately exercisable and options to purchase 6,250 shares will become exercisable on each of September 26, 2007 and March 26, 2008.

Mr. Mundy has no family relationships with any Intelli-Check directors or executive officers.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

Exhibit	Description
99.1	Press Release dated March 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLI-CHECK, INC.

Dated: March 23, 2007	By:	/s/ Frank Mandelbaum
Name: Frank Mandelbaum
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated March 23, 2007